                                                                   Exhibit 11.1


                           THERAPEUTIC ANTIBODIES INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                               For the Cumulative
                                                                                                Development Stage
                                                          For the Six Months Ended             From August 10, 1984
                                                                  June 30,                      (Inception)Through
                                                          1997               1996                 June 30, 1997
                                                     -------------       -------------         --------------------
ACTUAL
        Weighted average shares outstanding             22,569,850          17,001,819                9,424,029
                                                     =============       =============             ============

        Net loss                                     $  (8,635,724)      $  (7,064,721)            $(51,200,389)
                                                     =============       =============             ============

        Net loss per share                           $       (0.38)      $       (0.42)            $      (5.43)
                                                     =============       =============             ============


PRIMARY

        Weighted average shares outstanding             22,569,850          17,001,819                9,424,029

        Dilutive effect of stock options and warrants      694,794           2,188,800                  694,794
                                                     -------------       -------------             ------------
                                                        23,264,644          19,190,619               10,118,823
                                                     =============       =============             ============

        Net loss                                     $  (8,635,724)      $  (7,064,721)            $(51,200,389)
                                                     =============       =============             ============

        Net loss per share                           $       (0.37)      $       (0.37)            $      (5.06)
                                                     =============       =============             ============


FULLY DILUTED

        Weighted average shares outstanding             22,569,850          17,001,819                9,424,029

        Dilutive effect of stock options and warrants      694,794           2,555,367                  694,794
                                                     -------------       -------------             ------------
                                                        23,264,644          19,557,186               10,118,823
                                                     =============       =============             ============

        Net loss                                     $  (8,635,724)       $ (7,064,721)            $(51,200,389)
                                                     =============       =============             ============

        Net loss per share                           $       (0.37)       $      (0.36)            $      (5.06)
                                                     =============       =============             ============



The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair value per share of $5.95 for both primary and fully diluted earnings per share in the six months ended June 30, 1997 and $6.38 and $8.14 for primary and fully diluted earnings per share in the six months ended June 30, 1996.